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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated February 12, 1998, except for paragraph b of Note 24 as to which the date is November 5, 1998, accompanying the consolidated financial statements and schedule included in the Annual Report of WinStar Communications, Inc. and Subsidiaries on Form 10-K/A for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statements of WinStar Communications, Inc. on Forms S-8 (Registration Nos. 33-87568; 33-98668; 333-47391; 333-31057; 333-15073 and
333-63541), Form S-4 (Registration No. 333-40755) and Forms S-3 (Registration Nos. 33-95242; 333-6073; 333-6079; 333-18465 and 333-50575).

GRANT THORNTON LLP

New York, New York
January 4, 1999